EXHIBIT 21


                   SUBSIDIARIES OF SPARTAN MOTORS, INC.

                                                       JURISDICTION OF
        NAME OF SUBSIDIARY                             INCORPORATION
Spartan de Mexico S.A. de C.V.                         Mexico

Spartan Motors Foreign Sales Corporation, Inc.         West Indies